Exhibit 10.6

FIRST AMENDMENT TO THE COMMERCIAL LEASE

This First Amendment (the “First Amendment”) to the Commercial Lease by and between Commercial Lease between Ernest M. Cherry, Jr., as Trustee of The Ernest M. Cherry, Jr. Revocable Trust Dated July 1, 1992, and Carole A. Cherry, as Trustee of The Carole A. Cherry Revocable Trust Dated July 1, 1992 (the “Lease”) with reference to the Premises, as defined in the Lease, is entered into between Landlord and Tenant. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Lease.

Whereas, Landlord and Tenant entered into the Lease dated December 7, 2020, and

Whereas, Tenant desires to assign its all of its interests in and under the Lease to Permitted Transferee, Superior Drilling Products, Inc. (“Assignee”), and

Whereas, Landlord, Tenant and Assignee desire to further amend the Lease and Landlord and to evidence in writing their agreements thereto, and

Now, therefore, in consideration of the mutual promises and obligations contained herein, the adequacy and sufficiency of which is hereby acknowledged, Landlord, Tenant and Assignee contract and agree that the Lease shall be and is hereby amended to include the following term regarding Tenant’s obligation to provide a security deposit:

Security Deposit. Contemporaneously with the execution of the First Amendment, Tenant shall pay to Landlord a security deposit of $77,848.74, being equal to three (3) month’s rent (the “Security Deposit”), which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default. Upon the occurrence of an Event of Default, Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Within thirty (30) days after the Term ends, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant’s obligations. If Landlord transfers its interest in the Premises, then Landlord shall assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

All terms and conditions of the Lease not altered or amended by this First Amendment shall remain in full force and effect.

Agreed to and accepted this 17th day of July, 2023.

TENANT:

MEIER PROPERTIES, SERIES, LLC

By:	/s/ Annette Meier
Annette Meier, Manager

ASSIGNEE:

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ Troy Meier
Troy Meier, Chief Executive Officer

LANDLORD:

THE ERNEST M. CHERRY, JR. REVOCABLE TRUST DATED JULY 1, 1992, AND THE CAROLE A. CHERRY REVOCABLE TRUST DATED JULY 1, 1992

By:	/s/ Ernest M. Cherry
Ernest M. Cherry, Trustee

By:	/s/ Carole A. Cherry
Carole A. Cherry, Trustee